Exhibit 99.1

PFSweb Reports First Quarter 2019 Results

Allen, TX – May 9, 2019 – PFSweb, Inc. (NASDAQ: PFSW), a global commerce services company, is reporting results for the first quarter ended March 31, 2019.

First Quarter 2019 Summary vs. Same Year-Ago Quarter

•	Total revenues were $72.1 million compared to $78.4 million.

•	Service fee equivalent (SFE) revenue (a non-GAAP measure defined below) was $51.9 million compared to $56.9 million.

•	Service fee gross margin was 34.0% compared to 37.0%.

•	Net loss was $1.2 million or $(0.06) per share, compared to a net loss of $0.7 million or $(0.04) per share.

•	Adjusted EBITDA (a non-GAAP measure defined below) was $3.3 million compared to $4.4 million.

Management Commentary
“During the first quarter, we continued to perform at a high level for clients across both our LiveArea and PFS business segments, while introducing several new growth initiatives,” said Mike Willoughby, CEO of PFSweb. “These initiatives include next-generation PFS FaaS products like RetailConnect and CloudPick, as well as expanding our technology expertise with SMB eCommerce platforms including BigCommerce and Shopify Plus. We also made progress in our effort to expand our LiveArea service offering to include implementation and support of the IBM Sterling Commerce order management platform, with our first client launch successfully completed in April.

“Looking ahead, we are keenly focused on revitalizing growth. We believe our enhanced services offering and go-to-market approach across the business will increase our addressable market, providing us the opportunity to accelerate our growth.”

First Quarter 2019 Financial Results
Total revenues in the first quarter of 2019 were $72.1 million compared to $78.4 million in the same period of 2018. Service fee revenue in the first quarter was $51.4 million compared to $56.5 million in the first quarter last year. Product revenue from the company’s last remaining client under this legacy business model was $7.5 million compared to $9.8 million in the same period of 2018.

SFE revenue was $51.9 million compared to $56.9 million in the year-ago quarter. The decline was primarily driven by lower new client project activity in LiveArea and the transition of certain client engagements in PFS, partially offset by growth from existing clients.

Service fee gross margin in the first quarter of 2019 was 34.0% compared to 37.0% in the same period of 2018. The decrease was primarily due to lower gross margins in the LiveArea business segment as a result of higher than expected costs incurred on certain client projects.

Net loss in the first quarter of 2019 was $1.2 million or $(0.06) per share, compared to a net loss of $0.7 million or $(0.04) per share in the same period of 2018. Net income in the first quarter of 2019 included $0.7 million of stock-based compensation expense, $0.4 million of acquisition-related, restructuring and other costs, $0.2 million in amortization of acquisition-related intangible assets, and $0.1 million of deferred tax expense related to goodwill amortization. This compares to $0.6 million of stock-based compensation expense, $0.4 million in amortization of acquisition-related intangible assets, $0.1 million of acquisition-related, restructuring and other costs, and a $0.1 million deferred tax credit related to goodwill amortization in the same period of 2018.

Adjusted EBITDA in the first quarter was $3.3 million compared to $4.4 million in the year-ago quarter. As a percentage of SFE revenue, adjusted EBITDA was 6.4% compared to 7.8%, with the decrease primarily due to lower gross margin in the LiveArea segment

Non-GAAP net income in the first quarter of 2019 was $0.2 million compared to $0.6 million in the first quarter of 2018.

At March 31, 2019, net debt (defined as total debt, excluding operating lease liabilities, less cash and cash equivalents) was $20.9 million compared to $26.5 million at December 31, 2018. Cash and cash equivalents totaled $14.7 million compared to $15.4 million at December 31, 2018. Total debt at March 31, 2019 was $35.5 million compared to $42.0 million at the end of last year.

2019 Outlook
PFSweb continues to expect 2019 SFE revenue to increase low-single digits on a percentage basis compared to 2018. The company also continues to expect adjusted EBITDA to increase low to mid-single digits on a percentage basis from last year, reflecting continued expected operating leverage in the business.

Conference Call
PFSweb will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the first quarter ended March 31, 2019.

PFSweb CEO Mike Willoughby and CFO Tom Madden will host the conference call, followed by a question and answer period.

Date: Thursday, May 9, 2019
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 1-888-599-8686
International dial-in number: 1-323-994-2093
Conference ID: 6115831

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at www.pfsweb.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 23, 2019.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671

Replay ID: 6115831

About PFSweb, Inc.
PFSweb (NASDAQ:PFSW) is a global commerce services company that manages the online customer shopping experience on behalf of major branded manufacturers and retailers. Across two business units – LiveArea for strategy consulting, creative design, digital marketing, and web development services, and PFS for order fulfillment, contact center, payment processing/fraud management, and order management services – they provide solutions to a broad range of Fortune 500® companies and household brand names such as Procter & Gamble, L’Oréal USA, Ralph Lauren, PANDORA, ASICS, the United States Mint, and many more. PFSweb enables these brands to provide a more convenient and brand-centric online shopping experience through both traditional and online business channels. The company is headquartered in Allen, TX with additional locations around the globe. For more information, please visit www.pfsweb.com.

Non-GAAP Financial Measures
This news release contains certain non-GAAP measures, including non-GAAP net income (loss), earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and service fee equivalent revenue.

Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, acquisition-related, restructuring and other costs (including certain client related bankruptcy costs) , amortization of acquisition-related intangible assets and deferred tax expense for goodwill amortization.

EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, as well as acquisition-related, restructuring, and other costs (including certain client related bankruptcy costs).

Service fee equivalent revenue represents service fee revenue plus the gross profit earned on product revenue and does not alter existing revenue recognition.

Non-GAAP net income (loss), EBITDA, adjusted EBITDA and service fee equivalent revenue are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, acquisition-related, restructuring and other costs (including certain client related bankruptcy costs), amortization of acquisition-related intangible assets, and deferred tax expense for goodwill amortization, and EBITDA and adjusted EBITDA further eliminate the effect of financing, remaining income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. Service fee equivalent revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis.

PFS believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Forward-Looking Statements
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFS' Annual Report on Form 10-K for the year ended December 31, 2018 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report of the company and the Risk Factors described therein. PFS undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Company Contact:
Michael C. Willoughby
Chief Executive Officer
Or
Thomas J. Madden
Chief Financial Officer
1-972-881-2900

Investor Relations:
Sean Mansouri, CFA or Scott Liolios
Gateway Investor Relations
1-949-574-3860
PFSW@gatewayir.com

PFSweb, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Share Data)

	March 31, 2019	December 31, 2018
ASSETS		
CURRENT ASSETS:		
Cash and cash equivalents	$ 14,679	$ 15,419
Restricted cash	207	207
Accounts receivable, net of allowance for doubtful accounts of $597 and $585 at March 31, 2019 and December 31, 2018, respectively	52,545	72,415
Inventories, net of reserves of $289 and $298 at March 31, 2019 and December 31, 2018, respectively	4,124	6,090
Other receivables	3,906	4,014
Prepaid expenses and other current assets	7,202	6,943
Total current assets	82,663	105,088
PROPERTY AND EQUIPMENT, net	19,972	21,496
OPERATING LEASE RIGHT-OF-USE ASSETS	38,788	-
IDENTIFIABLE INTANGIBLES, net	1,636	1,803
GOODWILL	45,348	45,185
OTHER ASSETS	3,560	3,501
Total assets	191,967	177,073
LIABILITIES AND SHAREHOLDERS' EQUITY		
CURRENT LIABILITIES:		
Trade accounts payable	$ 35,147	$ 47,580
Accrued expenses	19,509	24,623
Current portion of operating lease liabilities	7,835	-
Current portion of long-term debt and finance lease obligations	2,846	2,610
Deferred revenues	6,883	7,328
Performance-based contingent payments	-	-
Total current liabilities	72,220	82,141
LONG-TERM DEBT AND FINANCE LEASE OBLIGATIONS, less current portion	32,698	39,348
DEFERRED REVENUES, less current portion	1,590	1,927
DEFERRED RENT	(0)	4,625
OPERATING LEASE LIABILITIES	36,688	
OTHER LIABILITIES	2,668	2,449
Total liabilities	145,864	130,490
COMMITMENTS AND CONTINGENCIES		
SHAREHOLDERS' EQUITY:		
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 35,000,000 shares authorized; 19,295,796 and 19,294,296 shares issued at March 31, 2019 and December 31, 2018, respectively; and 19,262,329 and 19,260,829 shares outstanding at March 31, 2019 and December 31, 2018, respectively	19	19
Additional paid-in capital	156,108	155,455
Accumulated deficit	(108,937)	(107,773)
Accumulated other comprehensive income	(962)	(993)
Treasury stock at cost, 33,467 shares	(125)	(125)
Total shareholders' equity	46,103	46,583
Total liabilities and shareholders' equity	$ 191,967	$ 177,073

PFSweb, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
REVENUES:		
Service fee revenue	$ 51,439	$ 56,487
Product revenue, net	7,499	9,765
Pass-through revenue	13,211	12,169
Total revenues	$ 72,149	$ 78,421
COSTS OF REVENUES:		
Cost of service fee revenue	$ 33,958	$ 35,608
Cost of product revenue	7,077	9,316
Cost of pass-through revenue	13,211	12,169
Total costs of revenues	$ 54,246	$ 57,093
Gross profit	17,903	21,328
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	18,346	20,659
Income (loss) from operations	(443)	669
INTEREST EXPENSE, NET	512	605
Income (loss) before income taxes	(955)	64
INCOME TAX EXPENSE	209	813
NET LOSS	$ (1,164)	$ (749)
NON-GAAP NET INCOME	$ 178	$ 569
NET LOSS PER SHARE:		
Basic	$ (0.06)	$ (0.04)
Diluted	$ (0.06)	$ (0.04)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:		
Basic	19,486	19,145
Diluted	19,486	19,145
EBITDA	$ 2,272	$ 3,647
ADJUSTED EBITDA	$ 3,318	$ 4,415

PFSweb, Inc. and Subsidiaries

Unaudited Reconciliation of Certain Non-GAAP Items to GAAP

(In Thousands)

	Three Months Ended March 31,	
	2019	2018
NET LOSS	$ (1,164)	$ (749)
Income tax expense	209	813
Interest expense, net	512	605
Depreciation and amortization	2,715	2,978
EBITDA	$ 2,272	$ 3,647
Stock-based compensation	651	646
Acquisition-related, restructuring and other costs	395	122
ADJUSTED EBITDA	$ 3,318	$ 4,415

	Three Months Ended March 31,	
	2019	2018
NET LOSS	$ (1,164)	$ (749)
Stock-based compensation	651	646
Amortization of acquisition-related intangible assets	166	438
Acquisition-related, restructuring and other costs	395	122
Deferred tax expense - goodwill amortization	130	112
NON-GAAP NET INCOME	$ 178	$ 569

	Three Months Ended March 31,	
	2019	2018
TOTAL REVENUES	$ 72,149	$ 78,421
Pass-through revenue	(13,211)	(12,169)
Cost of product revenue	(7,077)	(9,316)
SERVICE FEE EQUIVALENT REVENUE	$ 51,862	$ 56,936

**PFSweb, Inc. and Subsidiaries**

Unaudited Consolidated Segment Information

and Reconciliation of Certain Non-GAAP Items to GAAP

(In Thousands)

Effective January 1, 2018, the company changed its organizational structure in an effort to more effective and efficient operations and to improve client and service focus. As a resul company is now presenting supplemental financial data below based on the reportable ope business segments of its PFS Operations and LiveArea Professional Services units, which ar of strategic businesses that are defined by the types of service offerings they provide. In a certain costs that are not fully directly allocable to a business unit are presented as Corpor general, and administrative expenses.

The segment financial data for the three months ended March 31, 2019 and 2018, reflect t performance for each of the segments based on the current financial presentation reviewe company's Chief Operating Decision Makers. The company is continuing to evaluate its se of costs among the business units, including an effort to further allocate certain Corporate the two operating business units to enhance cost focus and responsibility.

PFSweb, Inc. and Subsidiaries

Unaudited Consolidated Segment Information

and Reconciliation of Certain Non-GAAP Items to GAAP

(In Thousands)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
LiveArea Professional Services		
Service fee revenue	$ 18,384	$ 21,565
Pass-through revenue	335	369
Total revenues	18,719	21,934
Cost of service fee revenue	10,038	10,270
Cost of pass-through revenue	335	369
Total cost of revenues	10,373	10,639
Gross profit	8,346	11,295
Direct operating expenses	6,473	9,181
Direct contribution	1,873	2,114
Depreciation and amortization	331	692
Stock-based compensation	150	80
Acquisition-related, restructuring and other costs	33	87
ADJUSTED EBITDA	$ 2,387	$ 2,973
Corporate		
Selling, general and administrative expenses	$ (4,843)	$ (5,747)
Depreciation and amortization	332	354
EBITDA	$ (4,511)	$ (5,393)
Stock-based compensation	384	507
Acquisition-related, restructuring and other costs	(102)	15
ADJUSTED EBITDA	$ (4,229)	$ (4,871)